SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                          FORM 8-K

                       CURRENT REPORT
           Pursuant to Section 13 or 15(d) of the
              Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 10, 1996


                TRICO MARINE SERVICES, INC.
   (Exact name of registrant as specified in its charter)


      Delaware                  0-28316                 72-1252405
(State or other jurisdiction (Commission File Number)   (IRS Employer
       of incorporation)                              Identification No.)


             610 Palm Street, Houma, Louisiana     70364
        (Address  of  principal executive offices) (Zip Code)



                       (504) 851-3833
    (Registrant's telephone number, including area code)


                            N/A
   (Former name or former address, if changed since last
                          report.)

Item 2. Acquisition or Disposition of Assets.

     On October 10, 1996, Trico Marine Services, Inc. (the "Registrant"), through its wholly-owned subsidiary, Trico Marine Assets, Inc. ("Assets"), completed the acquisition of seven supply vessels from Kim Susan, Inc. and affiliated companies for an aggregate of $32 million in cash. There are no material relationships between Kim Susan, Inc. or any of its affiliates and the Registrant or any of its affiliates, directors, officers or associates of any of the foregoing.

     Three of the acquired vessels are 190- to 195-foot supply vessels, three are 180- to 185-foot supply vessels and one is a 170-foot supply vessel. All of the vessels are currently working in the Gulf of Mexico, and the Registrant intends to take possession of the vessels immediately and re-market them as part of its Gulf of Mexico fleet. Pursuant to the purchase agreement, the Registrant will acquire only the vessels and no cash or accounts receivable, crews, physical facilities, sales force or customers. Additionally, the Registrant will take possession of the vessels without their being subject to any executory contracts. The acquisition will be financed with borrowings under the Registrant's credit facility.

Item 7.Financial Statements and Exhibits.

     (a) No financial statements are filed with this report, as the acquired vessels do not constitute a business within the meaning of Rule 11-01 of Regulation S-X.

     (b)   Exhibits.

           10.1 Vessel Purchase Agreement dated August 1, 1996, by and between Assets and Kim Susan, Inc., K&B
                Boat  Rentals,  Inc. and Fagan Boat Service, Inc.

           10.2 Amendment  No. 1 dated August 26, 1996 to  the
                Registrant's  Revolving Credit Agreement.

           10.3 Amendment No. 2 dated September 25, 1996 to the Registrant's Revolving Credit Agreement.

           10.4 Amendment  No.  3 dated October 8, 1996 to the
                Registrant's  Revolving Credit Agreement.

           99.1 Press release issued by the Registrant on October
                3, 1996.

           99.2 Press release issued by the Registrant on October
                11, 1996.

                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 TRICO MARINE SERVICES, INC.


                                 By:  /s/ Victor M. Perez
                                     __________________________
                                          Victor M. Perez
                                      Vice President, Chief Financial
                                        Officer and Treasurer
Dated: October 22, 1996